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                                                                   Exhibit 23(b)



                          CONSENT OF ERNST & YOUNG LLP


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333- ) pertaining to the Harris Corporation Retirement Plan of Harris Corporation of our report dated July 25, 2001, with respect to the consolidated financial statements and schedule of Harris Corporation included in its Annual Report (Form 10-K) for the year ended June 29, 2001, filed with the Securities and Exchange Commission.


                                          /s/ Ernst & Young LLP


Orlando, Florida
December 11, 2001